NUTEX HEALTH reports THIRd quarter 2023 financial results

●	NET revenue of $62.7 million
●	NET CASH FROM OPERATING ACTIVITIES OF $2.0 MILLION
●	Company expects to open FIVE NEW MICRO-HOPITALS IN 2024

HOUSTON, TX − (PRNewswire) – November 9, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 22 state-of-the-art micro-hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced third quarter 2023 financial results for the three months and nine months ended September 30, 2023.

Financial Highlights for the Three Months and Nine Months Ended September 30, 2023:

●	Net revenue of $62.7 million in Q3 2023 vs $28.4 million in Q3 2022.
●	Net revenue of $178.0 million for the first nine months of 2023 vs $165.6 million for the first nine months of 2022.
●	Gross profit of $7.0 million in Q3 2023 vs net loss of $(23.7) million in Q3 2022.
●	Gross profit of $21.6 million for the first nine months of 2023 vs $18.7 million for the first nine months of 2022.
●	Adjusted EBITDA of $1.3 million in Q3 2023.
●	Adjusted EBITDA of $7.7 million for the first nine months of 2023.
●	Nutex Health does not add back non-recurring costs related to the opening of its new micro-hospitals in its Adjusted EBITDA numbers. Please see our reconciliation of non-GAAP to GAAP measures below.
●	Net cash from operating activities of $2.0 million in Q3 2023 and $3.0 million for the first nine months of 2023.
●	Net loss attributable to Nutex Health of $(5.5) million in Q3 2023 and $(14.2) million for the first nine months of 2023.
●	As of September 30, 2023, the Company had total assets of $479.6 million, including cash and cash equivalents of $26.8 million.

Note:  Adjusted EBITDA is a non-GAAP financial metric.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Q3 2023 Highlights:

●	On July 5, 2023, Nutex Health opened its third new micro-hospital in 2023 in Louisiana. The facility is performing above expectations.
●	On August 7, 2023, Nutex Health opened its fourth new micro-hospital in 2023 in Royce City, Texas. The facility is performing above expectations.
●	Nutex Health expects to open five new micro-hospitals in 2024.
●	On August 21, 2023, Nutex Health announced the acquisition of two independent practice associations (“IPAs”) in South Florida: Population Health Associates, Inc. (“PHA”) and Managed Care Insurance Consultants (“MCIC”). The two IPAs provide high-quality, coordinated care to over 4,400 managed care patients through a network of over 112 primary care physicians in South, Central and North Florida.

●	Additionally, Nutex Health launched three new independent practice associations (“IPAs”) in 2023. Our IPAs in South Florida and Houston are actively enrolling patients during the 2023 Medicare Annual Enrollment Period (“AEP”).
●	On September 5, 2023, Nutex Health announced the appointment of Josh DeTillio as the Company’s Chief Operating Officer. Mr. DeTillio is an experienced healthcare leader with over 20 years of hospital experience and 12 years as a CEO in publicly traded companies.
●	In September 2023, the Company commenced a private offering (the “September 2023 Private Offering”) of up to $15.0 million pursuant to which the Company will issue investment units (the “Units”) at $50,000 per Unit to accredited investors (the “Unit Holder”) as defined in Rule 501 under the 1933 Act. Unit consists of (a) an interest-bearing unsecured convertible promissory note (the “Unsecured Convertible Term Notes”) in the principal amount of $50,000 convertible into shares of common stock at a conversion price of $0.40 per share and (b) a six-year warrant (the “Warrants”) to purchase up to 62,500 shares of common stock at an exercise price of $0.40 per share. The Notes mature on October 31, 2025 and the Warrants expire on December 31, 2029. As of September 30, 2023, the Company received net cash proceeds of $0.9 million. As of November 6, 2023, the Company has received net cash proceeds of $4.4 million.
●	The Company has a committed investment agreement for up to $100 million with Lincoln Park Capital, none of which has been used.

NSA Update:

●	On August 24, 2023 the U.S. District Court in the Eastern District of Texas in TMA III ruled to vacate several aspects of the regulations mandating the methodology for the QPA calculation. In particular, the court prohibited the inclusion of "ghost rates" as part of the QPA calculation and QPA calculations that are not based on the same or similar specialty. This is the 4th time the federal court has ruled in favor of the Texas Medical Association effective nationwide. In its FAQs dated October 6, 2023, the Department of Labor states that the Department of Justice intends to appeal the court's ruling.
●	On October 6, 2023, CMS announced new guidance in response to the August 2023 ruling in TMA III vacating several provisions of the existing NSA regulations. In the announcement, the Departments state that while they disagree with the court’s ruling, the QPA calculations must now be made in good faith in accordance with the NSA and applicable rules currently in effect, with no additional guidance provided by the Departments and a suspension of any enforcement until at least May 1, 2024, to give the insurers adequate time to comply with the TMA III court ruling. Our management team is actively working with legislatures, the Administration, and the Center for Consumer Information and Insurance Oversight (CCIIO) to request CMS to promptly issue specific guidance on health plan obligations to calculate QPAs in line with the federal district court ruling and issue additional instructions to certified IDR entities on how to evaluate QPAs that are based on an invalidated methodology.
●	On October 27, 2023, the Departments of HHS, Labor, and the Treasury, along with the Office of Personnel Management, released a proposed rule on the NSA’s Federal IDR process. The proposed rules would allow: better communication between health plans and providers, open negotiations through a centralized Federal IDR portal, improved IDR eligibility determinations and batching ability of claims. We do not know when and in what form these proposed rules will be implemented, however, we feel that this is a favorable step in the right direction to repair the faulty implementation of the NSA.

“Our balance sheet continues to remain strong with $26.8 million of cash on hand and significant capital available to handle the development of the five additional micro-hospitals we plan to open in 2024, in addition to forming new IPAs and growing our existing IPAs,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“We are executing on our goal of opening new hospitals and growing volumes and service lines at our existing hospitals. In addition, we are actively enrolling patients in our South Florida and Houston IPAs during the 2023 Medicare Annual Enrollment Period and executing on our integrated healthcare delivery model comprised of micro-hospitals surrounded by risk-bearing physician networks. We believe that this is a novel and innovative model that we can replicate across the country. On the NSA side, we are actively working with legislators and members of CCIIO, as well as the Biden-Harris Administration to correct the flawed implementation of the NSA,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“In the first nine months of 2023, we have delivered three successive quarters with positive net cash from operating activities and positive adjusted EBITDA while opening four new micro-hospitals, one new urgent care center and launching three new IPAs. We intend to continue to execute on our growth strategy and are confident in our outlook for 2024.  On the capital markets side, with cash on hand and proceeds from our private offering, we intend to pay off the remaining $5.6 million outstanding of our pre-paid advance from Yorkville Advisors prior to the end of the year, with the goal of mitigating the selling pressure on our stock. We expect our board to base its decision regarding the reverse stock split on our trading price and an extension of our existing grace period,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s Third Quarter 2023 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$26,826,733	$34,255,264
Accounts receivable	53,209,834	57,777,386
Accounts receivable - related parties	1,487,591	538,183
Inventories	2,682,716	3,533,285
Prepaid expenses and other current assets	5,645,296	1,869,806
Total current assets	89,852,170	97,973,924
Property and equipment, net	85,496,612	82,094,352
Operating right-of-use assets	16,712,230	20,466,632
Finance right-of-use assets	247,593,480	192,591,624
Intangible assets, net	21,624,132	21,191,390
Goodwill, net	17,935,036	17,010,637
Other assets	419,882	423,426

Total assets	$479,633,542	$431,751,985

Liabilities and Equity
Current liabilities:
Accounts payable	$17,599,047	$23,614,387
Accounts payable - related parties	6,144,188	3,915,661
Lines of credit	3,371,676	2,623,479
Current portion of long-term debt	19,644,656	12,546,097
Operating lease liabilities, current portion	1,562,385	1,703,014
Finance lease liabilities, current portion	4,171,489	4,219,518
Accrued expenses and other current liabilities	14,773,273	6,240,813
Total current liabilities	67,266,714	54,862,969
Long-term debt, net	19,303,829	23,051,152
Operating lease liabilities, net	15,874,261	19,438,497
Finance lease liabilities, net	263,791,711	203,619,756
Deferred tax liabilities	8,492,294	10,452,211
Total liabilities	374,728,809	311,424,585

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 670,711,741 and 650,223,840 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	670,712	650,224
Additional paid-in capital	466,711,720	458,498,402
Accumulated deficit	(377,454,642)	(363,285,925)
Nutex Health Inc. equity	89,927,790	95,862,701
Noncontrolling interests	14,976,943	24,464,699
Total equity	104,904,733	120,327,400

Total liabilities and equity	$479,633,542	$431,751,985

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Hospital division	$54,585,263	$21,244,305	$155,485,230	$151,976,226
Population health management division	8,137,709	7,150,753	22,491,613	13,594,007
Total revenue	62,722,972	28,395,058	177,976,843	165,570,233

Operating costs and expenses:
Payroll and benefits	28,873,144	29,048,207	79,570,519	79,014,608
Contract services	9,035,650	8,557,373	27,972,854	26,536,452
Medical supplies	3,460,130	2,486,083	10,748,214	9,327,114
Depreciation and amortization	4,745,941	4,330,167	12,908,848	9,859,513
Other	9,541,894	7,686,132	25,215,549	22,092,033
Total operating costs and expenses	55,656,759	52,107,962	156,415,984	146,829,720

Gross profit (loss)	7,066,213	(23,712,904)	21,560,859	18,740,513

Corporate and other costs:
Facilities closing costs	-	-	217,266	-
Acquisition costs	43,464	-	43,464	3,885,666
Stock-based compensation expense	49,167	81,249	2,198,812	135,415
Impairment of goodwill	-	398,135,038	-	398,135,038
General and administrative expenses	7,794,808	6,751,548	24,730,168	17,404,637
Total corporate and other costs	7,887,439	404,967,835	27,189,710	419,560,756

Operating loss	(821,226)	(428,680,739)	(5,628,851)	(400,820,243)

Interest expense, net	4,098,179	3,402,606	12,081,316	9,628,189
Other expense (income)	(53,206)	(630,450)	70,721	346,873
Loss before taxes	(4,866,199)	(431,452,895)	(17,780,888)	(410,795,305)

Income tax expense (benefit)	(342,259)	(8,543,880)	(2,068,530)	11,285,729

Net loss	(4,523,940)	(422,909,015)	(15,712,358)	(422,081,034)

Less: net income (loss) attributable to noncontrolling interests	1,018,451	(10,722,749)	(1,543,641)	(12,052,765)

Net loss attributable to Nutex Health Inc.	$(5,542,391)	$(412,186,266)	$(14,168,717)	$(410,028,269)

Loss per common share:
Basic	$(0.01)	$(0.62)	$(0.02)	$(0.65)
Diluted	$(0.01)	$(0.62)	$(0.02)	$(0.65)

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(15,712,358)	$(422,081,034)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	12,908,848	9,859,513
Impairment of goodwill	-	398,135,038
Stock-based compensation expense	2,198,812	135,415
Deferred tax expense (benefit)	(2,068,530)	3,375,106
Debt accretion expense	1,251,867	1,719,572
Loss on lease termination	58,210	-
Non-cash lease expense	89,338	18,775
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	4,444,706	52,921,095
Accounts receivable - related party	(949,408)	1,846,887
Inventories	850,569	(399,198)
Prepaid expenses and other current assets	(3,771,946)	(5,658,746)
Accounts payable	(6,015,250)	4,147,170
Accounts payable - related party	2,228,527	(630,490)
Accrued expenses and other current liabilities	7,519,285	2,712,011
Net cash from operating activities	3,032,670	46,101,114

Cash flows from investing activities:
Acquisitions of property and equipment	(10,322,487)	(22,512,464)
Payments for acquisitions of businesses, net of cash acquired	(743,837)	-
Acquired cash in reverse acquisition with Clinigence	-	12,716,228
Cash related to deconsolidation of Real Estate Entities	(1,039,157)	(2,421,212)
Net cash from investing activities	(12,105,481)	(12,217,448)

Cash flows from financing activities:
Proceeds from lines of credit	2,340,911	2,592,714
Proceeds from notes payable	16,952,905	10,126,130
Proceeds from convertible debt	891,000	-
Repayments of lines of credit	(1,592,714)	(72,055)
Repayments of notes payable	(10,557,758)	(4,720,737)
Repayments of finance leases	(2,704,082)	(923,321)
Common stock issued for exercise of warrants	-	4,119,141
Common stock issued for exercise of options	-	644,974
Members' contributions	649,550	4,825,377
Members' distributions	(4,335,532)	(49,973,374)
Net cash from financing activities	1,644,280	(33,381,151)
Net change in cash and cash equivalents	(7,428,531)	502,515
Cash and cash equivalents - beginning of the period	34,255,264	36,118,284
Cash and cash equivalents - end of the period	$26,826,733	$36,620,799

Non-GAAP Financial Measures

Adjusted EBITDA. Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(5,542,391)	$(412,186,266)	$(14,168,717)	$(410,028,269)
Depreciation and amortization	4,745,941	4,330,167	12,908,848	9,859,513
Interest expense, net	4,098,179	3,402,606	12,081,316	9,628,189
Income tax expense (benefit)	(342,259)	(8,543,880)	(2,068,530)	11,285,729
Allocation to noncontrolling interests	(1,772,908)	(922,762)	(3,500,873)	(4,445,224)
EBITDA	1,186,562	(413,920,135)	5,252,044	(383,700,062)
Facilities closing costs	-	-	217,266	-
Impairment of goodwill	-	398,135,038	-	398,135,038
Acquisition costs	43,464	-	43,464	3,885,666
Stock-based compensation expense	49,167	81,249	2,198,812	135,415
Adjusted EBITDA	$1,279,193	$(15,703,848)	$7,711,586	$18,456,057

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 22 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," “expects to,” "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including final rules implemented under the No Surprises Act and related regulatory guidance, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended September 30, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez - Investor Relations & Media Contact

investors@nutexhealth.com

jsmith@nutexhealth.com